SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549

                                 ___________________

                                       FORM 8-K

                                    CURRENT REPORT

                          PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934




          Date of Report (date of
          earliest event reported):               August 29, 1995


                         GENERAL PUBLIC UTILITIES CORPORATION
                  (Exact name of registrant as specified in charter)


             Pennsylvania           1-6047               13-5516589

          (State or other         (Commission          (IRS employer
           jurisdiction of        file number)         identification no.)
           incorporation)




          100 Interpace Parkway, Parsippany, New  Jersey         07054

          (Address of principal executive offices)           (Zip Code)




          Registrant's telephone  number, including  area code:  (201) 263-
          6500





          ITEM 5.   OTHER EVENTS

               (a)  Three Mile Island Unit 2

                    As  previously  reported, on  September  20,  1995, the

          Pennsylvania Supreme  Court reversed  a lower court  decision and restored  a March 1993  order of the  Pennsylvania Public Utility

          Commission  ("PaPUC")  permitting  Metropolitan   Edison  Company

          ("Met-Ed") to recover estimated  Three Mile Island Unit  2 ("TMI-

          2") decommissioning costs from customers.  TMI-2 is jointly owned by the GPU's three utility operating subsidiaries -- Met-Ed, 50%;

          Pennsylvania   Electric  Company  ("Penelec"),  25%;  and  Jersey

          Central Power & Light Company ("JCP&L"), 25%.

                    Following the lower court's  decision in July 1994, GPU

          had written  off,  after  tax, $104.9  million  (Met-Ed  -  $72.8 million and Penelec - $32.1  million), or $0.91 per share in  the

          second quarter of 1994.   The Supreme Court decision  effectively

          reverses this write off, and GPU therefore will report the entire

          $104.9 million as income in the third quarter of 1995.

                    This amount  includes  $8.4 million  of  certain  TMI-2

          monitored storage costs  which Met-Ed and  Penelec had sought  to

          collect  from Pennsylvania  customers.   Because, notwithstanding

          the Supreme Court decision, those subsidiaries do not now believe the collection of these costs to be  probable, GPU is charging to income $8.4 million, or $0.07 per share, in the third quarter  of

          1995.

                    A copy of GPU's  related news release is annexed  as an

          exhibit.

               (b)  Non-Utility Generation Contracts








                    Also  as previously  reported,  JCP&L  and Met-Ed  have

          recently  entered into  agreements to  buy out  certain of  their uneconomic,  long-term power  purchase  agreements ("PPAs")  with developers of proposed non-utility generation facilities.

                    JCP&L  has bought out and has terminated the two 100 MW

          PPAs for  the proposed Crown/Vista  Project, a 362  MW coal-fired generating facility  planned for construction in Glouster County,

          New Jersey.   JCP&L purchased  the PPAs  for $17 million.   JCP&L

          estimates that the excess cost of these PPAs over other available sources  is more than $700 million (1995 dollars).  JCP&L intends to  seek  authorization  from  the New  Jersey  Board  of  Public

          Utilities to recover the $17 million buy-out cost from customers.

                    Met-Ed has entered into  separate agreements to buy out

          the proposed 100 MW Scranton Energy Project and to restructure or buy out the planned 227 MW York County Energy Project.

                    Under the Scranton buyout  agreement, Met-Ed has agreed

          to pay  to the Scranton  developers $20  million to  buy out  and terminate the PPA and will ask the PaPUC to approve the recovery,

          through  customer rates,  of these buy-out  costs.   In addition,

          Met-Ed has  agreed to  increase  the buy-out  price by  up to  an additional  $10 million  if  and to  the  extent that  the  PaPUC permits Met-Ed to recover the additional amounts through customer rates.  Met-Ed has  estimated that if built, the  Scranton Energy

          Project would  have cost customers  more than $350  million (1995 million) above the cost of other available sources of energy.

                    In the  York Energy  agreement, Met-Ed and  the project

          developers have agreed that  the proposed coal-fired project will not  be built,  and  that the  parties  will instead  attempt  to






          restructure the PPA  to allow  for the development  of a  natural gas-fired  facility.  Met-Ed has  agreed to pay  the York Project developers up to $30 million to terminate the  coal-fired project development and an  additional $5  million if the  PPA cannot  be

          restructured.   Met-Ed will ask the PaPUC for approval to recover

          the buy-out costs from customers.

                    Copies of  JCP&L's and  Met-Ed's related news  releases

          are annexed as exhibits.

          ITEM 6. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

               (c)  Exhibits

                    1.   GPU News Release, dated September 22, 1995

                    2.   JCP&L News Release, dated August 29, 1995

                    3.   Met-Ed   News  Releases,   dated  August   29  and
                         September 26, 1995


































                                      SIGNATURE

                    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE

          ACT  OF 1934, THE  REGISTRANT HAS DULY  CAUSED THIS  REPORT TO BE

          SIGNED  ON   ITS  BEHALF   BY  THE  UNDERSIGNED   THEREUNTO  DULY

          AUTHORIZED.


                                        GENERAL       PUBLIC      UTILITIES
          CORPORATION


                                        By:______________________________
                                             T. G. Howson, Vice President
                                             and Treasurer


          Date:  October 4, 1995